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EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors
Carriage Services, Inc.:

We consent to the incorporation by reference in the previously filed registration statements (No. 333-11435, 333-49053 and 333-62593) on Form S-8 and in the registration statement (No. 333-71902) on Form S-3 of Carriage Services, Inc. (the Company) of our reports dated February 20, 2003, with respect to the consolidated balance sheet of the Company as of December 31, 2002, and the related consolidated statements of operations, comprehensive income (loss), stockholders' equity, and cash flows, and the related financial statement schedule for the year ended December 31, 2002, which reports appear in the December 31, 2002, annual report on Form 10-K of the Company. Our report refers to a change in the method of accounting for goodwill and reporting assets held for sale in 2002.

KPMG LLP

Houston, Texas
March 27, 2003

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  EXHIBIT 23.1